EXHIBIT 10.19

ROYAL CARIBBEAN CRUISES LTD. (RCL) EXECUTIVE INCENTIVE PLAN DOCUMENT

1.	INTRODUCTION	2
2.	ELIGIBILITY	2
3.	PLAN OUTLINE	2
	BONUS OPPORTUNITY	3
	PERFORMANCE METRICS	3
	BONUS CALCULATIONS	5
4.	BONUS AWARD PAYMENTS	6
5.	PLAN ADMINISTRATION AND GENERAL PROVISIONS	6
	EXTRAORDINARY EVENTS	7
6.	DEFINITIONS	8

1. INTRODUCTION

DEFINITIONS

PLAN: The Executive Incentive Plan.

THE COMPANY: Royal Caribbean Cruises Ltd.

SUBSIDIARY OR JOINT VENTURE (“AFFILIATE”): Any corporation of which the Company owns 50% or more of the voting shares or joint venture in which the Company has a 50% or greater interest.

The Royal Caribbean Cruises Ltd. (RCL) Executive Incentive Plan is designed to promote the interests of THE COMPANY and its SUBSIDIARIES by creating an incentive program to:

•	Attract and retain employees who will strive for excellence

•	Motivate employees to set and achieve above-average objectives by providing them with rewards for contributing to the profitable growth of the Company, and

•	Execute the Compensation Philosophy of the Company by paying Participants for outstanding performance.

The Plan aligns the changing business strategies and set goals based on actual business plans. This Plan supports the near-term business initiatives and rewards the Participant for helping achieve goals that support those initiatives. By measuring key financial results, the Plan aligns the Participants’ (financial) interests with the Company’s interests — and thus increases shareholder value.

2. ELIGIBILITY

DEFINITIONS

COMPENSATION COMMITTEE: The Compensation Committee of the Company’s Board of Directors.

PLAN YEAR: Each year for which the Plan is authorized; generally the Plan Year runs from January 1— December 31.

TARGET AWARD: The Participant’s anticipated bonus award level if target performance is met for each Performance Metric. This is determined by the Compensation Committee, and is normally established as a percentage of base salary.

PERFORMANCE KICKER: Also referred to as the kicker, this is a modifier that can increase or decrease the bonus award by up to 15%.

Full-time employees at the officer level and above are eligible to participate in this Plan. In addition, the Participant must have at least one year of service with the Company, one of its subsidiaries, or one of its joint ventures. Participants with less than one year of service, may receive a pro-rated bonus award.

3. PLAN OUTLINE

•	The Executive Incentive Plan pays Participants a bonus based on achieving certain goals. The bonus award is normally a percentage of the base pay.

•	Plan Participants receive bonuses based on results against various PERFORMANCE METRICS: Corporate, Brand, or Department/Individual. Each Participant’s METRIC MIX depends on his/her role within the Company.

•	The WEIGHT of each Performance Metric will determine the amount of the bonus award

Royal Caribbean Cruises Ltd. February 3, 2004

•	At the end of the year, the Company, Brand, Department, and Individual results against goals will be assessed, and bonus amounts will be calculated based on results achieved in each Performance Metric.

•	The bonus award will then be modified based on the Company’s relative performance in a key financial area, determined by the COMPENSATION COMMITTEE at the beginning of the year. This PERFORMANCE KICKER may increase or decrease the bonus award amount by +/-15%, depending on the results.

BONUS OPPORTUNITY

Company management, or the Compensation Committee (when appropriate) establishes TARGET AWARD amounts for each Plan Participant, which is a percentage of the Participant’s base salary. The Target Award is the bonus award the Participant will earn if Target Performance is met for each Performance Metric, as follows:

•	THRESHOLD: The minimum acceptable performance level for any particular metric. At threshold 5% of the participant’s target award may be paid.

•	TARGET: The expected performance level for each metric. If target performance is achieved, the participant may receive 100% of his/her target bonus.

•	MAXIMUM: The highest potential award level representing superior results! Each participant may receive as much as 300% his/her target bonus at this performance level.

If results fall between the performance levels, (i.e., threshold, target and maximum), bonus percentages will increase. For example, if results fall between the target and the maximum levels, bonus percentages could be from 100% to 300%, depending on the actual results.

PERFORMANCE METRICS

Under the Plan, bonuses are based on results in different Performance Metrics: Corporate, Brand, and/or Department/Individual. The Participant’s Metric Mix depends on his/her role and level within the Company, as follows:

PERFORMANCE METRIC MIX

EMPLOYEE GROUP	CORPORATE/BRAND	DEPARTMENT/INDIVIDUAL
CEO, COO, CFO	75% Corporate	25% Individual
Corporate Chief Officers	67% Corporate	33% Department/Individual
Brand Officers	34% Corporate	33% Department/Individual
33% Brand
Officers	50% Corporate	50% Department/Individual

Royal Caribbean Cruises Ltd. February 3, 2004

CORPORATE

All Plan Participants have a Corporate Performance Metric as part of their Metric Mix.

At the beginning of each Plan Year, the Compensation Committee will determine what level of Net Income is needed to achieve the threshold, target, and maximum performance levels.

BRAND

Only Brand Officers have a Brand Performance Metric as part of their Metric Mix, since they have a significant impact on the financial performance of a Brand.

As with the Corporate Performance Metric, the Compensation Committee will determine which financial measure it will use as the Performance Metric for each Brand, as well as the dollar amounts that need to be achieved for Threshold, Target, and Maximum performance levels, at the beginning of each Plan Year.

DEPARTMENT/INDIVIDUAL

At the beginning of each Plan Year, Participants set specific department goals and/or individual goals and brand goals (if applicable) through the Company’s Performance Management process. These goals will be reviewed and approved by the officer’s manager and either the CEO, COO or CFO to ensure they are aligned with the Company’s overall business objectives. Objectives may be either quantitative, qualitative or both.

The Compensation Committee will establish individual goals for the CEO. As appropriate, the CEO will approve the objectives of the senior management team and make recommendations to the Compensation Committee regarding departmental/individual goals.

PERFORMANCE KICKER

In addition to the above Performance Metrics, the bonus amount may be modified depending on the Company’s results according to relative EBITDA performance, which is approved by the Compensation Committee at the beginning of the Plan Year, as follows:

IF THE COMPANY ACHIEVES THE FOLLOWING	THE BONUS AWARD IS
RESULTS...	MODIFIED BY...
Significant relative improvement	15%
Relative improvement	7.5%
No improvement/no loss	0%
Relative loss	-7.5%
Significant relative loss	-15%
Royal Caribbean Cruises Ltd. February 3, 2004

BONUS CALCULATIONS

At the end of the year, the Company will assess the results against the goals set for each of the Plan Performance Metrics. If the Company, Brand, Department, or the Participant has met at least the threshold goal for ANY of the Performance Metrics, the Participant will be eligible to receive a bonus award. If a Participant meets the criteria for one metric but not for another, he/she may still receive a bonus.

EXAMPLE 1

•	A Corporate Officer (Vice President) with a Target Award of $50,000.

•	The Metric Mix of the bonus is 67% Corporate, 33% Department/Individual.

•	The Company achieved target goal, resulting in 100% multiplier.

•	The Participant achieved 90% of what was expected of his/her department/individual goals.

•	Company results against the Performance Kicker indicated relative improvements, which results in a 7.5% modifier.

			PERFORMANCE
	TARGET AWARD	WEIGHT	MULTIPLIER	BONUS AMOUNT
PERFORMANCE METRIC	A	B	C	A x B x C
Company	$50,000	67%	100%	$33,500
Department/Individual	$50,000	33%	90%	$14,850

TOTAL BONUS AWARD				$48,350

PERFORMANCE KICKER ($48,350 X 7.5%)				$3,627

ACTUAL BONUS AWARD AMOUNT				$51,977

Because target performance was met in the Performance Metrics, the Participant earned a bonus award of $48,350. Because the Company results against the Performance Kicker resulted in relative improvement, the bonus award was modified by +7.5% or $3,627.

EXAMPLE 2

•	Brand Officer with a Target Award of $50,000.

•	The Metric Mix of the Participant’s bonus is 34% Corporate, 33% Brand, and 33% Department/Individual.

•	The Company performance fell between Target and the Maximum, resulting in a 140% multiplier.

•	The Participant’s Brand performance also fell between Target and Maximum, resulting in 110% multiplier.

•	The Participant met target against Department/Individual goals, resulting in a 100% multiplier.

•	Company results against the Performance Kicker indicated a significant gain, which results in a +15% modifier.

Royal Caribbean Cruises Ltd. February 3, 2004

			PERFORMANCE
	TARGET AWARD	WEIGHT	MULTIPLIER	BONUS AMOUNT
PERFORMANCE METRIC	A	B	C	A x B x C
Corporate	$50,000	34%	140%	$23,800
Brand	$50,000	33%	110%	$18,150
Department/Individual	$50,000	33%	100%	$16,500

TOTAL BONUS AWARD				$58,450

PERFORMANCE KICKER ($58,450 X 15%)				$8,768

ACTUAL BONUS AWARD AMOUNT				=$67,218

Because of the outstanding results achieved in all Performance Metrics, the Participant’s total bonus award, $58,450, exceeded the Target Award amount by nearly $10,000. Plus, because the Company’s results against the Performance Kicker showed a significant relative improvement, the Participant received an additional 15% of the bonus amount, resulting in an actual bonus award amount of $67,218.

4. BONUS AWARD PAYMENTS

Bonus awards will normally be payable as soon as possible after the determination of year-end audited financial results, and after approval by the Compensation Committee. Bonus awards will be paid in cash and will be calculated using the Participant’s base salary on December 31.

If the Participant voluntarily leaves the Company before the bonus award is made, he/she forfeits the bonus. In the case of involuntary termination of employment, retirement, permanent disability, death, lay-off, or transfer to an affiliate of the Company, a pro-rata share of the bonus award for the year may be made at the sole discretion of the Compensation Committee.

If the Participant is on a leave of absence (LOA) the bonus may be pro-rated for the portion of the Plan Year that he/she worked.

Notwithstanding any other provision of this plan, the issuance of bonus awards is at the sole discretion of the Compensation Committee. The Compensation Committee at its sole discretion, may increase, decrease or withhold bonus awards.

5. PLAN ADMINISTRATION AND GENERAL PROVISIONS

The Compensation Committee shall administer the Plan and make such decisions as it deems necessary or advisable, to implement the Plan. Decisions of the Compensation Committee shall be final and binding on all parties who have an interest in the Plan.

The Compensation Committee may at any time, at its discretion, amend, suspend or terminate the Plan, provided that such action shall not adversely affect rights and interests of Plan Participants to individual bonuses awarded prior to such amendment, suspension or termination.

Royal Caribbean Cruises Ltd. February 3, 2004

No amounts awarded or accrued under this Plan shall actually be funded, set aside, or otherwise segregated prior to payment.

No Plan Participant shall have the right to alienate, pledge or encumber his/her interest in this Plan, and such interest shall not (to the extent permitted by law) be subject in any way to the claims of the employee’s creditors or other process of law.

Neither the establishment nor administration of this Plan, nor any provision of this Plan, shall be construed to grant any person the right to remain employed by the Company or its subsidiaries. Rather, each employee will be employed “at will,” which means that either such employee or the Company may terminate the employment relationship at any time and for any reason, with or without cause.

This Plan document is the full and complete agreement between the Eligible Employees and the Company on the terms described herein.

EXTRAORDINARY EVENTS

The cruise line industry, and the performance of the Company, can be influenced by events that are clearly outside the bounds of management’s ability to control. An example of such an event is an act of war or terrorism. To the extent that extraordinary events influence Company results, the Compensation Committee may adjust bonus awards to reflect its assessment of the Company’s ability to respond to those events.

Royal Caribbean Cruises Ltd. February 3, 2004

6. DEFINITIONS

COMPANY: Royal Caribbean Cruises Ltd.

COMPENSATION COMMITTEE: The Compensation Committee of the Company’s Board of Directors.

CORPORATE PERFORMANCE: The financial results of the Company vis-a-vis the metrics established for the Plan Year.

EMPLOYEE: An individual who is employed by the Company, its subsidiaries, or joint ventures (“affiliate”).

MAXIMUM PERFORMANCE: The highest performance level for which funds will be set aside to pay a bonus under the Plan. The purpose for establishing a maximum is to protect the shareholders from an unforeseen windfall.

METRIC MIX: The combination of Performance Metrics that determine a Participant’s bonus award.

NET INCOME: Net income achieved by the Company in the Plan Year.

PARTICIPANT: Any employee selected to be eligible to receive a benefit from this Plan.

PERFORMANCE KICKER: Also referred to as the kicker, this is a bonus modifier that may range between +/- 15%.

PERFORMANCE METRIC: Measures used by the Plan to determine a Participant’s bonus award; includes Corporate, Brand, or Department/Individual.

PLAN: The Executive Incentive Plan.

PLAN YEAR: Each year for which the Plan is authorized; generally the Plan year runs from January 1-December 31.

SUBSIDIARY OR JOINT VENTURE (“AFFILIATE”): Any corporation of which the Company owns 50% or more of the voting shares, or joint venture in which the Company has a 50% or greater interest.

TARGET AWARD: The Participant’s anticipated level of bonus award if target performance is met for each Performance Metric. This is determined by the Compensation Committee, and is normally established as a percentage of base salary.

TARGET PERFORMANCE: The level of each Performance Metric that is expected.

THRESHOLD PERFORMANCE: The minimum acceptable performance level for consideration of a bonus for any particular metric.

WEIGHT: The percentage applied to each Performance Metric to determine the amount of the bonus award.